                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to $600,000,000 of common stock, preferred stock, depositary shares, debt securities, warrants to purchase equity securities or warrants to purchase debt securities or any combination thereof with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, DAVID L. HAUSRATH, and LINDA L. FOSS and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign and file such Registration Statement and the exhibits thereto and any and all amendments thereof and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  March 20, 2001



---------------------------------------                    -------------------------------------------
Paul W. Chellgren, Chairman of the Board                   Ralph E. Gomory, Director
and Chief Executive Officer


---------------------------------------                    -------------------------------------------
J. Marvin Quin, Senior Vice President                      Bernadine P. Healy, Director
and Chief Financial Officer


---------------------------------------                    -------------------------------------------
Kenneth L. Aulen, Administrative Vice President,           Mannie L. Jackson, Director
Controller and Principal Accounting Officer


---------------------------------------                    -------------------------------------------
Samuel C. Butler, Director                                 Patrick F. Noonan, Director


---------------------------------------                    -------------------------------------------
Frank C. Carlucci, Director                                Jane C. Pfeiffer, Director


---------------------------------------                    -------------------------------------------
Ernest H. Drew, Director                                   William L. Rouse, Jr., Director


---------------------------------------                    -------------------------------------------
James B. Farley, Director                                  Theodore L. Solso, Director


                                  EXCERPT FROM
                                  ASHLAND INC.
                     MINUTES OF BOARD OF DIRECTOR'S MEETING
                                 MARCH 15, 2001

                          UNIVERSAL SHELF REGISTRATION
                          ----------------------------

WHEREAS, on March 16, 2000, the Board of Directors authorized Ashland Inc. ("the Corporation") to issue from time to time, securities (the "2000 Authorized Securities"), not exceeding $600,000,000 in the aggregate principal amount; the 2000 Authorized Securities may take the form of common stock, preferred stock, debt securities, depositary shares, warrants to purchase equity securities or warrants to purchase debt securities or any combination of the foregoing;

WHEREAS, pursuant to the March 16, 2000 Board resolutions, the Corporation filed with the Securities and Exchange Commission (the "Commission") a Form S-3 Registration Statement No. 333-36888 under the Securities Act of 1933, as amended (the "1933 Act") (the "2000 Registration Statement");

WHEREAS, pursuant to the March 16, 2000 Board resolutions, the Corporation filed with the Commission on May 19, 2000, a Prospectus Supplement to the Form S-3 Registration Statement No. 333-36888;

WHEREAS, the Corporation issued $300,000,000 Series J Medium Term Notes and there remains to be issued $300,000,000 undesignated aggregate principal amount under the 2000 Registration Statement;

WHEREAS, the Corporation desires to expand the availability of issuance of securities by authorizing an additional amount of securities, which is sufficient at the time such increase is implemented to reestablish the aggregate principal amount available to the Corporation to an amount not exceeding $600,000,000 (such additional amount being designated the "2001 Authorized Securities" and the entire $600,000,000 of authorized securities, the "Securities");

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes the issuance by the Corporation of the Securities; provided that: (i) the total issuance shall not exceed $600,000,000 in aggregate principal amount, (ii) equity securities issued shall comply with the applicable limitation contained in Rule 415(a)(4)(ii) promulgated under the 1933 Act, and (iii) equity securities or warrants to purchase equity securities of the Corporation shall be issued only with the prior approval of the Board of Directors;

RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer and any Assistant Treasurer (the "Authorized Officers") be, and each of them is, hereby authorized, acting singly, to prepare, execute and file, their execution thereof to be the conclusive evidence of such approval, for and on behalf of the Corporation with the Commission and any other governmental agencies as may, in the opinion of the Corporation's counsel, be required or appropriate, (a) a Registration Statement covering the Securities (the "2001 Registration Statement") and any and all amendments thereto, (b) any Prospectus or Prospectus Supplements, and (c) an application on Form 8-A for the registration under the Securities Exchange Act of 1934, as amended, of the Securities and any and all amendments thereto;

RESOLVED, the Authorized Officers be, and each of them is, hereby authorized, acting singly, to approve the following matters relating to debt securities or warrants to purchase debt securities issuable under the 2001 Registration Statement (the "Debt Securities"): (a) the amount, timing and the general terms of an offering or offerings of the Debt Securities; (b) all specific terms, conditions and provisions with respect to such Debt Securities, including without limitation, title, interest rate, maturity, redemption features, sinking fund provisions, if any; and (c) all other actions necessary or appropriate in order to implement such offering or offerings; provided, however, that without derogating from the binding effect of the above, it is understood that the oral concurrence by the majority of the members of the Finance Committee of the Board of Directors with respect to (a) above shall be obtained prior to the issuance of any Debt Securities other than medium term notes;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to negotiate, execute, acknowledge, deliver and perform in the name and on behalf of the Corporation, one or more Underwriting Agreements or Distribution Agreements between the Corporation and one or more underwriters or agents in connection with the issuance of the Securities to be sold under the 2001 Registration Statement of the Corporation, having such form and containing such terms and conditions not inconsistent with these resolutions of the Board;

RESOLVED, that the Corporation may issue and sell the Securities registered under the 2001 Registration Statement under and pursuant to one or more indentures, including but not limited to the Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, entered into between the Corporation and Citibank, N.A., or such other indentures that the Corporation may enter into with a bank or trust company from time to time;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to make application to the New York Stock Exchange and Chicago Stock Exchange for the listing thereon of the Securities sold under the Registration Statement and in connection therewith to execute, in the name and on behalf of the Corporation, and deliver and file, all such applications, agreements and other papers as shall be necessary to accomplish such listings;

RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that any Authorized Officer be, and each of them is, hereby authorized, acting singly, to determine the states in which appropriate action shall be taken to qualify or register for issue, offer, sale or trade all or such part of the Securities as any Authorized Officer may deem advisable; that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to perform on behalf of the Corporation any and all acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any Authorized Officer of any such paper or document or the doing of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation which in their judgment may be necessary, proper or advisable to accomplish the purposes of the foregoing resolutions.

                                  CERTIFICATION

The undersigned certifies that she is an Assistant Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, she is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt of the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened, and held on March 15, 2001 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, I have signed this Certification this 7th day of September 2001.

                                                   /s/ LINDA L. FOSS
                                                   --------------------------
                                                   Linda L. Foss
                                                   Assistant Secretary